UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment)

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 29, 2015
(Date of earliest event reported)

 Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Chegg Inc. (the Company) is filing this Amendment to its Current Report on form 8-K ("Current Report"), as filed with the Securities and Exchange Commission on October 29, 2015, to add explanatory language around the departure of Barry McCarthy.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
On October 29, 2015, following the Company's regularly scheduled meeting of the Audit Committee (“Audit Committee”) of the Board of Directors of Chegg, Inc. (the “Board”), Barry McCarthy, a Class I Director of the Board, resigned as a member of the Board and as the chair of the Audit Committee, effective immediately. Mr. McCarthy informed the Company that the resignation was related to his new position as a senior executive in Europe. Mr. McCarthy confirmed that his resignation is not because of any disagreement on any matter related to the operations, policies or practices of the Company or other disagreement with Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By:	/s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: October 29, 2015